SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                          F O R M  8-K


                          Current Report
                 Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 1998



	BOSTON CAPITAL TAX CREDIT FUND IV L.P.
(Exact name of registrant as specified in its charter)


	Delaware
(State or other jurisdiction of incorporation)


	0-26200	04-3208648
(Commission File Number)	(IRS Employer Identification No.)



c/o Boston Capital Partners, Inc.,
One Boston Place, Boston, Massachusetts	02108-4406
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(617) 624-8900

	None
 (Former name or former address, if changed since last report)




Item 5.  Other Events

	As of April 30, 1998, Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 28 thereof (the "Partnership") entered into various agreements relating to Fort Bend NHC, L.P., a Virginia limited partnership (the "Operating Partnership"), including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of April 1, 1998 (the "Operating Partnership Agreement"), pursuant to which the Partnership acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement, a copy of which is attached hereto as Exhibit (2)(a).

	The Operating Partnership owns a one hundred twelve (112) unit apartment complex located in the City of Rosenberg, Texas, which is known as Falcon Pointe Apartments (the "Apartment Complex"). The Apartment Complex consists of twenty-eight (28) buildings containing twenty (20) 1-bedroom units, fifty-six
(56) 2-bedroom units and thirty-six (36) 3-bedroom units. Amenities include a pool, exercise room, clubhouse, playground and laundry facility. Construction of the Apartment Complex was completed in November, 1999 and 100% Occupancy was achieved in November, 1999.

	The Operating Partnership received construction financing in the amount of $3,274,282 (the "Construction Mortgage") from Tate Terrace Realty Investors, Inc. pursuant to a commitment letter dated April 28, 1998. The Construction Mortgage carried interest at a rate equal to the prime rate as published by Signet Bank of Norfolk, Virginia, plus four per cent (4%) and had a term of eighteen (18) months. The Construction Mortgage converted to permanent first mortgage financing in the amount of $3,274,282 (the "Permanent First Mortgage"). The Permanent
First Mortgage bears interest at a rate of nine and one-half per cent (9.5%) payable over a thirty (30) -year term based on a thirty (30) - year amortization schedule.

	It is believed that 74.46% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal
Revenue Code of 1986, as amended (the "Code"), with the remaining rental apartment units being market rate units.

	The general partners of the Operating Partnership are Fort Bend National Housing, L.L.C. (49%) and Helfant Realty, Inc.
(51%) (collectively, the "General Partners"). Helfant Realty, Inc. is the Managing General Partner of the Operating
Partnership. Fort Bend National Housing Association, L.L.C., an affiliate of National Housing Corporation, has members consisting of Robert Josephberg (50%), Steven Sandler (25%) and Arthur Sandler (25%). National Housing Corporation ("NHC") was organized in 1993 by Robert Joesephberg (50%), Steven Sandler (25%) and Arthur Sandler (25%) to develop affordable housing.
The Developer of the Apartment Complex is National Housing Development Corporation, an affiliate of NHC. Similarly, the Builder of the Apartment Complex is National Housing Building Corporation, also an affiliate of NHC. Finally, the Management Agent for the Apartment Complex is National Housing Management Corporation, an affiliate of NHC. As of September, 1998, NHC had developed 25 Low Income Housing Tax Credit projects totaling 3,507 units.

	The Partnership acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $3,940,022 to the Operating Partnership in four (4) installments as follows:
(1)  $100 upon the latest to occur of (A) the
Admission Date, or (B) receipt by BCTC 94 of the Mortgage
Loan Commitment, or (C) receipt by BCTC 94 of the legal
opinion provided for in Section 5.04(a) of the Operating Partnership Agreement, or (D) the making by BCTC IV to the Operating Partnership of the BCTC IV Loan (the "First
Installment");
(2)	$1,477,459 (plus $41,121, an amount equal to all
interest accrued on the BCTC IV Loan through the date on which the Second Installment is made) upon the latest to occur of (A) the Initial Closing, or (B) receipt by BCTC 94 of copies of all required building permits as to the Apartment Complex and (C) repayment by the Operating
Partnership of $1,477,459 of the principal balance of the BCTC IV Loan and all interest accrued thereon to date (it being understood that this principal amount is to be repaid from the proceeds of the Second Installment (the "Second Installment");
(3) $1,871,460 (plus $21,345, an amount equal to all accrued and previously unpaid interest on the BCTC IV Loan) upon the latest to occur of (A) Substantial Completion, or
(B) receipt by BCTC 94 of a certification by the Accountants of the construction and development costs of the Apartment Complex and the Eligible Basis of the Apartment Complex for purposes of Tax Credits ("Cost Certification"), or (C) repayment by the Operating
Partnership of the entire outstanding balance of principal and interest on the BCTC IV Loan (it being understood that the principal of the BCTC IV Loan is to be repaid by the Operating Partnership from the proceeds of this Third Installment), or (D) receipt by BCTC 94 of reports of radon tests as to the Land which are acceptable to BCTC 94 in the exercise of its reasonable judgment, or (E) satisfaction of all of the conditions to payment of the Second Installment
(the "Third Installment"); and
(4) $591,003 upon the latest to occur of (A) the Initial 100% Occupancy Date, or (B) the occurrence of
Rental Achievement, or (C) the Final Closing, or (D) receipt by BCTC 94 of the legal opinion provided for in
Section 5.04(b) of the Operating Partnership Agreement, or
(E) achievement of State Designation, or (F) satisfaction of all conditions to the payment of the First Installment, the Second Installment, and the Third Installment (the
"Fourth Installment").
The First, Second, and Third Installments have been paid by the Partnership.
	In addition, the Partnership entered into a $2,954,917 bridge loan ("BCTC IV Loan") with the Operating Partnership on April 1, 1998. The BCTC 94 Loan accrued interest at a fluctuating per annum rate equal to the sum of the prime rate from time to time in effect plus one percent (1%), adjusted on each date that the prime rate changed. The BCTC 94 Loan was repaid by the Operating Partnership to the Partnership, together with $62,466 of interest accrued thereon, from the proceeds of the Second and Third Installments.
	The total Capital Contribution of the Partnership to the Operating Partnership is based on the Operating Partnership receiving $5,477,730 Tax Credits during the 11-year period commencing in 1999 of which 99.9% ($5,472,252) will be allocated to the Partnership as the Investment Limited Partner of the Operating Partnership.
	The Partnership believes that the Apartment Complex is adequately insured.

	Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership
Agreement:

Profits, Losses
          and Tax Credits
            from Normal          Cash                Cash
             Operations        Transactions          Flow

General Partner	  .1%             80%	90%

Investment
Partnership 	99.9%	20%	10%

Special
 Limited Partner	   0%	 0%	 0%

The Special Limited Partner of the Operating Partnership is BCTC
94, Inc., an affiliate of the Partnership.

	The Partnership used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

	Boston Capital, or an Affiliate thereof, is receiving an annual Asset Management Fee (which commenced in 1999) from the Operating Partnership for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership in the annual amount of $5,000. The Asset Management Fee for each Fiscal Year will be payable from first available Cash Flow and as provided in Section 11.01(a) of the Operating Partnership Agreement; provided, however, that if in any fiscal year, Cash Flow is insufficient to pay all or any portion of the Asset Management Fee, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow, or from the proceeds of a Capital Transaction, as provided in Sections 11.01 and 11.04 of the Operating Partnership Agreement.

	The Operating Partnership will pay the General Partners a fee (the "Partnership Management Fee") commencing in 2000 for services under the Partnership Management Services Agreement in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to $32,000. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable solely from the Cash Flow available for distribution, and in accordance with Section 11.01(a) of the Operating Partnership Agreement.

	In consideration of its consultation, advice and other services rendered under the Amended and Restated Development Services Agreement in connection with the construction and development of the Apartment Complex, the Operating Partnership agreed to pay the Developer a fee (the "Development Fee") in the principal amount of $840,588. The Development Fee shall be due and payable $316,408 from the Capital Contributions of the Partnership, payable upon receipt by the Operating Partnership of the Fourth Installment, and $524,180 together with interest thereon at a rate of 5.62% per annum, from and after the occurrence of Substantial Completion from any funds released from the Operating Reserve Account pursuant to Section 8.18(b) of the Operating Partnership Agreement, and from all cash flow remaining after payment of all current obligations with respect to the Asset Management Fee and the Incentive Partnership Management Services Fee, in accordance with Section 8.10 of the Operating Partnership Agreement. If not sooner paid, the total amount then outstanding will be payable on December 31, 2008.

	Upon any sale of the Apartment Complex, the Operating Partnership is required to pay a fee (the "Disposition Fee") to the General Partners in consideration of arranging for and negotiating such sale. The Disposition Fee is set at an amount equal to five percent (5%) of the gross proceeds to the Operating Partnership of such sale of the Apartment Complex and is payable pursuant to Section 11.04 of the Operating Partnership Agreement.

	The Builder of the Apartment Complex will receive a total compensation of $5,500,000, which includes Builder's profit of $279,116 and overhead of $93,039. The Management Agent will receive a Management Fee equal to 4% of collected rental receipts.



Item 7.  Exhibits.
	(c)	Exhibits.	Page
(1)	(a)*	Form of Dealer-Manager Agreement between Boston
Capital Services, Inc. and the Registrant (including, as
an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Fort Bend NHC, L.P. Amended and Restated Agreement of
Limited Partnership
(2)	(b)	Certification and Agreement
(2)	(c)	Amended and Restated Development Services Agreement
(2)	(d)	Partnership Management Services Agreement
(4)	(a)**	Agreement of Limited Partnership of the Partnership
(16)		None
(17)		None
(20)		None
(23)		None
(24)		None
(27)		None
* Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on
Form S-11, as filed with the Securities and Exchange Commission.

** Incorporated by reference to Exhibit (4) to Registration Statement
 No. 33-70564 on
 Form S-11, as filed with the Securities and Exchange Commission.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 29, 2000


BOSTON CAPITAL TAX CREDIT FUND IV
 L.P.


By:	Boston Capital Associates IV
 L.P.,
	its General Partner


By:	C&M Associates, d/b/a
 Boston Capital Associates,
 Its General Partner


By:/s/ Herbert F. Collins
Herbert F. Collins, Partner